                                                                   Exhibit 10.1


                                                                NSO No. _______

                        SUPERCONDUCTIVE COMPONENTS, INC.
                      NON-STATUTORY STOCK OPTION AGREEMENT
                                    UNDER THE
                          FOURTH AMENDED AND RESTARTED
                             1995 STOCK OPTION PLAN


         Superconductive Components, Inc. (the "Company") hereby grants, effective this 16th day of December, 2005 (the "Effective Date"), to _______ (the "Optionee") an option to purchase 10,000 shares of its common stock, no par value (the "Option Shares"), at a price of __________ Dollar ($_____) per share pursuant to the Company's Fourth Amended and Restated 1995 Stock Option Plan (the "Plan"), subject to the following:

          1. RELATIONSHIP TO THE PLAN. This option is granted pursuant to the Plan, and is in all respects subject to the terms, provisions and definitions of the Plan and any amendments thereto. The Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and conditions thereof. The Optionee accepts this option subject to all the terms and provisions of the Plan (including without limitation provisions relating to nontransferability, exercise of the option, sale of the option shares, termination of the option, adjustment of the number of shares subject to the option, and the exercise price of the option). The Optionee further agrees that all decisions and interpretations made by the Stock Option Committee (the "Committee"), as established under the Plan, and as from time to time constituted, are final, binding, and conclusive upon the Optionee and his or her heirs. This option is not an Incentive Stock Option under the Plan.

          2. TIME OF EXERCISE. This option may not be exercised prior to December 16, 2006. It may thereafter be exercised from time to time in full or in part and shall remain exercisable (subject to the provisions of the Plan) until it has been exercised as to all shares subject hereto or December 16, 2015, whichever occurs first. Notwithstanding the foregoing, this option may not be exercised if, in the opinion of counsel for the Company, the issuance of the shares pursuant hereto, either alone or in combination with the issuance with other securities by the Company, would constitute a violation of applicable federal or state securities laws or regulations or orders thereunder. In the event this option may not otherwise be exercised by reason of the foregoing sentence, the Company shall use its best efforts to register said shares with the Securities and Exchange Commission on Form S-8 (or successor form) as soon as practicable after said form may be used by the Company and, concurrently therewith, to take such steps as may be necessary to comply with applicable state securities laws in connection with such issuance.

          3. METHODS OF EXERCISE. This option is exercisable by delivery to the Company of written notice of exercise which specifies the number of shares to be purchased and the election of the method of payment therefor, which will be one of the methods of payment specified in the Plan. If payment is otherwise than payment in full in cash, the method of payment is subject to the consent of the Committee. Upon receipt of payment for the shares to be purchased pursuant to the option or, if applicable, the shares to be delivered pursuant to the election of an alternative payment method, the Company will deliver or cause to be delivered to the Optionee, or to any other person exercising this option, a certificate or certificates for the number of shares with respect to which this option is being exercised, registered in the name of the Optionee or other person exercising the option, or if appropriate, in the name of such broker or dealer; provided, however, that if any law or regulation or order of the Securities and Exchange Commission or other body having jurisdiction over the exercise of this option will require the Company or Optionee (or other person exercising this option) to take any action in connection with the shares then being purchased, the delivery of the certificate or certificates for such shares may be delayed for the period necessary to take and complete such action.

          4. ACQUISITION FOR INVESTMENT. This option is granted on the condition that the acquisition of the Option Shares hereunder will be for the account of the Optionee (or other person exercising this option) for investment purposes and not with a view to resale or distribution, except that such condition will be inoperative if the Option Shares are registered under the Securities Act of 1933, as amended, or if in the opinion of counsel for the Company such shares may be resold without registration. At the time of any exercise of the option, the Optionee (or other person exercising this option) will execute such further agreements as the Company may require to implement the foregoing condition and to acknowledge the Optionee's (or such other person's) familiarity with restrictions on the resale of the Option Shares under applicable securities laws.

          5. WITHHOLDING. As a condition to the issuance of any of the Option Shares under this Option, Optionee or any person who may exercise this Option authorizes the Company to withhold in accordance with applicable law from any salary, wages or other compensation for services payable by the Company to or with respect to Optionee any and all taxes required to be withheld by the Company under federal, state or local law as a result of such Optionee's or such person's receipt or disposition of Shares purchased under this Option. If, for any reason, the Company is unable to withhold all or any portion of the amount required to be withheld, Optionee (or any person who may exercise this Option) agrees to pay to the Company upon exercise of this Option an amount equal to the withholding required to be made less the amount actually withheld by the Company.

          6. GENERAL. This Agreement will be construed as a contract under the laws of the State of Ohio without reference to Ohio's choice of law rules. It may be executed in several counterparts, all of which will constitute one Agreement. It will bind and, subject to the terms of the Plan, benefit the parties and their respective successors, assigns, and legal representatives.

         IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement as of the date first above written.

OPTIONEE:                                  SUPERCONDUCTIVE COMPONENTS, INC.




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[_____________]                            Daniel Rooney, President




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